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                                                                      EXHIBIT 11

                          APPALACHIAN BANCSHARES, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the six month period ended June 30, 1998 and 1997.




                                                        Six Months Ended June 30
                                                        ------------------------
                                                            1998         1997
                                                        ----------    ----------

Basic net income                                        $  531,615    $  464,123

Basic earnings on common shares                         $  531,615    $  464,123
                                                        ==========    ==========


Weighted average common shares outstanding - basic       1,150,284     1,136,000
                                                        ==========    ==========


Basic earnings per common share                         $      .46    $      .41
                                                        ==========    ==========

Basic net income per common share                       $      .43    $      .41
                                                        ==========    ==========


Diluted net income                                      $  531,615    $  464,123

Diluted earnings on common shares                       $  531,615    $  464,123
                                                        ==========    ==========


Weighted average common shares outstanding - diluted     1,223,446     1,136,000
                                                        ==========    ==========


Diluted earnings per common share                       $      .43    $      .41
                                                        ==========    ==========

Diluted net income per common share                     $      .43    $      .41
                                                        ==========    ==========









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